Exhibit 5.1


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                           KIRKPATRICK & LOCKHART LLP
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                         1800 MASSACHUSETTS AVENUE, N.W.
                                  SECOND FLOOR
                           WASHINGTON, D.C. 20036-1800

                            TELEPHONE (202) 778-9000
                            FACSIMILE (202) 778-9100

                                  May 21, 2001


V-ONE Corporation
20250 Century Boulevard
Suite 300
Germantown, Maryland 20874

        Re:    V-ONE Corporation
               Registration Statement on Form S-8
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Ladies and Gentlemen:

        We are counsel to V-ONE Corporation ("Company") and we have acted as counsel for the Company in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of the Company's common stock, par value $.001 per share ("Shares"), which are to be issued from time to time to certain employees of the Company in connection with the V-ONE Corporation 2001 Employee Stock Purchase Plan ("Plan").

        We have examined the originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the Plan and other such documents as we have deemed necessary or appropriate for purposes of this opinion.

        Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized and reserved for issuance and that the Shares, when issued under the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.




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V-ONE Corporation
Page 2


        We hereby consent to the filing of this opinion as an exhibit to said Registration Statement.

                                        Very truly yours,

                                        /s/ Kirkpatrick & Lockhart LLP

                                        Kirkpatrick & Lockhart LLP